Exhibit 99.1

For Immediate Release

Counsel Completes Review Of Corporate Governance Concerns;
Finds No Disclosure Errors or Rules Violations;
AuthentiDate Strengthens Internal Controls

Schenectady, NY–July 14, 2005–AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that the special counsel appointed by the Audit Committee of the Company’s Board of Directors has completed its investigation of certain internal controls and corporate governance concerns raised by the Chief Financial Officer, and found no errors in disclosure or violations of any laws or regulations. In response to the CFO’s concerns, the Audit Committee took immediate action to strengthen the company’s internal controls.

On April 29, 2005, AuthentiDate announced that the Audit Committee had engaged special counsel to investigate the concerns raised by the Chief Financial Officer and report its findings to the Audit Committee. The special counsel, Paul Grand of Morvillo, Abramowitz, Grand, Iason and Silberberg, P.C., reported that in the course of his investigation, no violations of any law, rule or regulation were discovered, and the systems and procedures in place at the time of the events reviewed were effective to prevent a material reporting error.

The special counsel did confirm certain concerns raised by the Chief Financial Officer relating potentially to future disclosures, and that these concerns were effectively addressed by the immediate action taken by the Audit Committee. After receiving the report, the Audit Committee decided no further action was necessary.

The CFO’s concerns arose out of the recent reorganization of the executive and senior management teams and were resolved by clearly establishing reporting and disclosure responsibilities and oversight. The specific concerns raised, and the changes to internal controls made in response to the letter, were considered an internal operating matter and were not disclosed.

Roger Goldman, Chairman of the Audit Committee stated “The actions taken by the CFO and the Audit Committee confirm the seriousness of the Company’s commitment to compliance issues. Although our existing systems and procedures were effective in preventing a material reporting error, the Audit Committee did not hesitate to take steps to improve our internal controls. The review and resolution of these concerns will strengthen Authentidate for the future.”

Dennis Bunt, AuthentiDate’s Chief Financial Officer also stated that he considers his concerns addressed and no further action is warranted.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including AuthentiDate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS). The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. AuthentiDate’s offerings include the United States Postal Service Electronic Postmark Service (USPS EPM®), electronic signing solutions, and electronic forms processing solutions. AuthentiDate also provides secure document management solutions, and enterprise network security products and services.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Investor Contact:	John A. Stiles John A. Stiles & Associates, L.L.C. 314-994-0560

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